Exhibit 20.1
FIRST AMENDMENT TO CREDIT AGREEMENT
AND
FIRST AMENDMENT TO GUARANTEE AND US COLLATERAL AGREEMENT
     This FIRST AMENDMENT TO CREDIT AGREEMENT AND FIRST AMENDMENT TO GUARANTEE AND US COLLATERAL AGREEMENT, dated as of September 1, 2009 (together with all Exhibits, Schedules and Annexes hereto, this “Amendment”), is entered into among WASTE SERVICES (CA) INC., an Ontario corporation (the “Canadian Borrower”), WASTE SERVICES, INC., a Delaware corporation (the “US Borrower” and, together with the Canadian Borrower, the “Borrowers”), the Subsidiaries of the Borrowers listed on the signature pages hereof under the heading “GUARANTORS”, as Guarantors (the “Guarantors” and, together with the Borrowers, the “Loan Parties”), and BARCLAYS BANK PLC, as administrative agent for the Lenders (in such capacity, the “Administrative Agent”).
PRELIMINARY STATEMENTS:
     WHEREAS, the Borrowers, the Lenders, the Administrative Agent, Barclays Capital, the investment banking division of Barclays Bank PLC, and Banc of America Securities LLC, as Arrangers, Bank of America, N.A., as Syndication Agent, Bosic Inc., SunTrust Bank and The Bank of Nova Scotia, as Co-Documentation Agents, and The Bank of Nova Scotia, as Canadian Agent, are parties to that certain Credit Agreement, dated as of October 8, 2008 (as amended, restated, supplemented or otherwise modified prior to the date hereof, and together with all Annexes, Exhibits and Schedules thereto, the “Credit Agreement”; capitalized terms used and not otherwise defined herein shall have the meanings ascribed to such terms in the Credit Agreement);
     WHEREAS, the Borrower, the other Loan Parties and the Administrative Agent are parties to that certain Guarantee and US Collateral Agreement (as amended, restated, supplemented or otherwise modified prior to the date hereof, and together with all Annexes, Exhibits and Schedules thereto, the “Guarantee and US Collateral Agreement”);
     WHEREAS, the Borrowers and the other Loan Parties have requested that the Lenders agree to amend certain provisions of the Credit Agreement and the Guarantee and US Collateral Agreement as provided for herein; and
     WHEREAS, Lenders constituting at least the Required Lenders are willing to amend the Credit Agreement and the Guarantee and US Collateral Agreement on the terms and subject to the conditions set forth herein.
     NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
     1. Amendments to the Credit Agreement
     Upon the terms and subject to the conditions set forth herein and in reliance on the representations and warranties of the Loan Parties set forth herein, the Credit Agreement is hereby amended as follows:
     (a) Section 2.13(a) of the Credit Agreement is hereby amended by (i) inserting “(i)” immediately before the words “any Capital Stock” appearing in the first line thereof and (ii) inserting the words “or as otherwise provided in Section 7.2(g)(ii)” immediately after the words “Section 7.2(g)(i)(x)” appearing in the second parenthetical therein.

     (b) Section 2.13(d) of the Credit Agreement is hereby amended by inserting the words “or as otherwise provided in clause (a) above with respect to proceeds of Indebtedness permitted under Section 7.2(g)(ii)” immediately after the words “dispositions permitted by Section 7.5(e)” appearing therein.
     (c) Section 7.2(g) of the Credit Agreement is hereby amended by (i) deleting the word “and” at the end of clause (i) thereof and replacing it with “, (ii) unsecured subordinated Indebtedness of either Borrower in an amount not to exceed $50,000,000, provided that (A) the proceeds of such Indebtedness shall be used for general corporate purposes of the Borrowers and their respective Subsidiaries in the ordinary course of business, including Permitted Acquisitions, and (B) to the extent any Revolving Credit Loans are outstanding at the time of the incurrence of such Indebtedness, the proceeds of such Indebtedness may be used to repay such Revolving Credit Loans (with no reduction in Revolving Credit Commitments)” and (ii) re-lettering existing clause (ii) to become clause (iii).
     (d) Section 7.8(g) of the Credit Agreement is hereby amended by deleting clause (iv) thereof in its entirety and replacing it with the following:
“(iv) the aggregate purchase price for all such Permitted Acquisitions shall not exceed (x) $75,000,000 for the fiscal year ending December 31, 2009 or $60,000,000 per fiscal year thereafter, or (y) $35,000,000 for any single Permitted Acquisition;”.
     2. Amendments to the Guarantee and US Collateral Agreement
     Upon the terms and subject to the conditions set forth herein and in reliance on the representations and warranties of the Loan Parties set forth herein, Section 4.7(d) of the Guarantee and US Collateral Agreement is hereby amended by deleting clause (iii) thereof in its entirety and replacing it with the following: “(iii) have opted to be treated as “securities” under Article 8 of the Uniform Commercial Code other than such Pledged LLC Interests or Pledged Partnership Interests as to which such Grantor shall have notified the Administrative Agent thereof and delivered to the Administrative Agent certificated securities representing such Pledged LLC Interests and Pledged Partnership Interests”.
     3. Conditions to Effectiveness.
     The effectiveness of the amendments contained in Sections 1 and 2 hereof are conditioned upon satisfaction of the following conditions precedent (the date on which all such conditions have been satisfied being referred to herein as the “Amendment Effective Date”):
     (a) the Administrative Agent shall have received (i) signed written authorization from Lenders comprising Required Lenders to execute this Amendment on behalf of such Lenders and (ii) counterparts of this Amendment signed by each of the Borrowers and each of the Guarantors;
     (b) each of the representations and warranties in Section 3 below shall be true and correct in all material respects on and as of the Amendment Effective Date;
     (c) the Administrative Agent shall have received payment in immediately available funds of (i) those fees previously agreed to by the parties hereto in connection with this Amendment, and (ii) all expenses incurred by the Administrative Agent (including, without limitation, legal fees) reimbursable under the Credit Agreement and for which invoices have been presented;

     (d) in consideration of this Amendment, the Borrowers shall have paid to the Administrative Agent, for the account of each Lender that executes and returns to the Administrative Agent its consent no later than 5:00 p.m. (New York time) on August 27, 2009, a fee equal to 0.05% of such Lender’s Aggregate Exposure (determined prior to giving effect to this Amendment); and
     (e) the Administrative Agent shall have received such other documents, instruments, certificates, opinions and approvals as it may reasonably request.
     4. Representations and Warranties
     Each Loan Party represents and warrants jointly and severally to the Administrative Agent and the Lenders as follows:
     (a) Authority. Each Borrower has the requisite corporate or other organizational power and authority to execute and deliver this Amendment and to perform its obligations hereunder and under the Credit Agreement (as amended hereby). Each of the Guarantors has the requisite corporate or other organizational power and authority to execute and deliver this Amendment and to perform its obligations hereunder and under the Guarantee and US Collateral Agreement (as amended hereby). The execution, delivery and performance by each Loan Party of this Amendment, and the performance by each Borrower and each other Loan Party of the Credit Agreement (as amended hereby), the Guarantee and US Collateral Agreement (as amended hereby) and each other Loan Document to which it is a party, in each case, have been authorized by all necessary corporate or other organizational action of such Person, and no other corporate or other organizational proceedings on the part of each such Person is necessary to consummate such transactions.
     (b) Enforceability. This Amendment has been duly executed and delivered on behalf of each Loan Party. Each of this Amendment and, after giving effect to this Amendment, the Credit Agreement, the Guarantee and US Collateral Agreement and the other Loan Documents, (i) is the legal, valid and binding obligation of each Loan Party party hereto and thereto, enforceable against such Loan Party in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law) and (ii) is in full force and effect. Neither the execution, delivery or performance of this Amendment or the performance of the Credit Agreement (as amended hereby) or of the Guarantee and US Collateral Agreement (as amended hereby), nor the performance of the transactions contemplated hereby or thereby, will adversely affect the validity, perfection or priority of the Administrative Agent’s Lien on any of the Collateral or its ability to realize thereon. This Amendment is effective to amend the Credit Agreement and the Guarantee and US Collateral Agreement as provided therein.
     (c) Representations and Warranties. After giving effect to this Amendment, the representations and warranties contained in the Credit Agreement, the Guarantee and US Collateral Agreement and the other Loan Documents are true and correct in all material respects (without duplication of any materiality qualifier contained therein) on and as of the date hereof as though made on and as of the date hereof other than any such representations and warranties that, by their terms, are specifically made as of a date other than the date hereof, in which case such representations and warranties were true and correct in all material respects (without duplication of any materiality qualifier contained therein) as of such earlier date.

     (d) No Conflicts. Neither the execution, delivery or performance of this Amendment or the performance of and compliance with the terms and provisions hereof or of the Credit Agreement (as amended hereby) or of the Guarantee and US Collateral Agreement (as amended hereby) by any Loan Party, nor the consummation of the transactions contemplated hereby or thereby, will, at the time of such performance, (i) violate or conflict with any provision of its articles or certificate of incorporation or bylaws or other organizational or governing documents of such Person, (ii) violate, contravene or materially conflict with any Requirement of Law or Contractual Obligation (including, without limitation, Regulation U), or (iii) result in or require the creation of any Lien (other than those permitted by the Loan Documents) upon or with respect to its properties. No consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the transactions contemplated hereby.
     (e) No Default. Both before and after giving effect to this Amendment, no event has occurred and is continuing that constitutes a Default or Event of Default.
     5. Acknowledgment and Consent
     (a) Each Guarantor hereby acknowledges that it has reviewed the terms and provisions of the Credit Agreement and this Amendment and consents to the amendment of the Credit Agreement effected pursuant to this Amendment. Each Guarantor hereby confirms that the Guarantee and US Collateral Agreement (as amended hereby) and each other Loan Document to which it is a party or otherwise bound and all Collateral encumbered thereby will continue to guarantee or secure, as the case may be, to the fullest extent possible in accordance with the Guarantee and US Collateral Agreement and the other Loan Documents the payment and performance of all “Obligations” (as such term is defined in the applicable Loan Document) under the Guarantee and US Collateral Agreement and each other Loan Document to which is a party.
     (b) Each Guarantor acknowledges and agrees that the Guarantee and US Collateral Agreement (as amended hereby) and each other Loan Document to which it is a party or otherwise bound shall continue in full force and effect and that all of its obligations thereunder shall be valid and enforceable and shall not be impaired or limited by the execution or effectiveness of this Amendment. Each Guarantor hereby confirms and ratifies its obligations under the Guarantee and US Collateral Agreement (as amended hereby) and under each other Loan Document to which it is a party.
     (c) Each Guarantor acknowledges and agrees that (i) notwithstanding the conditions to effectiveness set forth in this Amendment, such Guarantor is not required by the terms of the Credit Agreement or any other Loan Document to consent to the amendments to the Credit Agreement effected pursuant to this Amendment and (ii) nothing in the Credit Agreement, the Guarantee and US Collateral Agreement, this Amendment or any other Loan Document shall be deemed to require the consent of such Guarantor to any future amendments to the Credit Agreement.
     6. Reference to and Effect on Credit Agreement.
     (a) Upon and after the effectiveness of this Amendment, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to “the Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as modified hereby. Upon and after the effectiveness of this Amendment, each reference in the Guarantee and US Collateral Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Guarantee and US Collateral Agreement, and each reference in the other Loan Documents to “the Guarantee and US Collateral Agreement”, “thereunder”, “thereof” or words of like import referring to the Guarantee and US Collateral Agreement, shall mean and be a reference to the Guarantee and US Collateral Agreement as modified hereby. This Amendment is a Loan Document.

     (b) Except as specifically modified above, the Credit Agreement, the Guarantee and US Collateral Agreement and the other Loan Documents are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed. Without limiting the generality of the foregoing, the Security Documents and all of the Collateral described therein do and shall continue to secure the payment of all Obligations under and as defined therein, in each case as modified hereby.
     (c) The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Secured Party under any of the Loan Documents, nor, except as expressly provided herein, constitute a waiver or amendment of any provision of any of the Loan Documents.
     7. Counterparts
     This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by facsimile shall be effective as delivery of a manually executed counterpart of this Amendment.
     8. Severability
     Any provision of this Amendment that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
     9. Governing Law
     This Amendment and the rights and obligations of the parties under this Amendment shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York.
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     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective officers as of the day and year first above written.

WASTE SERVICES (CA) INC.
By:	/s/ Ivan R. Cairns
	Name:	Ivan R. Cairns
	Title:	Vice President and Secretary

WASTE SERVICES, INC.
By:	/s/ Ivan R. Cairns
	Name:	Ivan R. Cairns
	Title:	Executive Vice President, General Counsel and Secretary

GUARANTORS: WASTE SERVICES OF ARIZONA, INC.
By:	/s/ Ivan R. Cairns
	Name:	Ivan R. Cairns
	Title:	Vice President and Secretary

WASTE SERVICES OF FLORIDA, INC.
By:	/s/ Ivan R. Cairns
	Name:	Ivan R. Cairns
	Title:	Vice President and Secretary

OMNI WASTE OF OSCEOLA COUNTY LLC
By:	/s/ Ivan R. Cairns
	Name:	Ivan R. Cairns
	Title:	Manager

SLD LANDFILL, INC.
By:	/s/ Ivan R. Cairns
	Name:	Ivan R. Cairns
	Title:	Vice President and Secretary

SANFORD RECYCLING AND TRANSFER, INC.
By:	/s/ Ivan R. Cairns
	Name:	Ivan R. Cairns
	Title:	Vice President and Secretary

SUN COUNTRY MATERIALS, LLC
By:	/s/ Ivan R. Cairns
	Name:	Ivan R. Cairns
	Title:	Vice President and Secretary

TAFT RECYCLING, INC.
By:	/s/ Ivan R. Cairns
	Name:	Ivan R. Cairns
	Title:	Vice President and Secretary

RAM-PAK COMPACTION SYSTEMS LTD.
By:	/s/ Ivan R. Cairns
	Name:	Ivan R. Cairns
	Title:	Vice President and Secretary

FREEDOM RECYCLING HOLDINGS, LLC
By:	/s/ Ivan R. Cairns
	Name:	Ivan R. Cairns
	Title:	Vice President and Secretary

RIP, INC.
By:	/s/ Ivan R. Cairns
	Name:	Ivan R. Cairns
	Title:	Vice President and Secretary

BARCLAYS BANK PLC, as Administrative Agent
By:	/s/ Ritam Bhalla
	Name:	Ritam Bhalla
	Title:	Vice President